--------------------------------------------------------------------------------


                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: January 29, 1997




                          Commission file number 1-1097



                        OKLAHOMA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

             Oklahoma                                   73-0382390
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                   Identification No.)


                               101 North Robinson
                                  P. O. Box 321
                       Oklahoma City, Oklahoma 73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)

                                  405-553-3000
              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------

Item 5. Other Events
--------------------





     As previously reported, the Company presented a proposed settlement of its rate reduction request to the Oklahoma Corporation Commission. At the end of the evidentiary hearing which concluded January 23, 1997, the Oklahoma Corporation Commission voted to approve the proposed settlement. A written order regarding the rate reduction request is expected shortly.


     Under the terms of the settlement, the Company will lower its rates by approximately $50 million annually effective March 1, 1997, and will lower its rates an additional $5 million annually effective March 1, 1998. As a result of the rate reduction, the Company's average residential customers will receive a reduction of 8.1 percent or approximately $7.65 per month on their summer bills (June through October). The rate reduction is partially offset by a new efficiency incentive that will encourage future electric generation cost savings to be shared by customers and the Company.

                                   SIGNATURES





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                               OKLAHOMA GAS AND ELECTRIC COMPANY
                                        (Registrant)




                           By    /s/    Donald R Rowlett
                             --------------------------------------
                                        Donald R Rowlett
                               Controller Corporate Accounting

                             (On behalf of the registrant and in
                           his capacity as Chief Accounting Officer)




January 29, 1997